Exhibit 99.8

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY D88112-[TBD] LMF ACQUISITION OPPORTUNITIES, INC. 1200 W PLATT, SUITE 100 TAMPA, FL 33606 ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! Yes No The Board of Directors recommends you vote FOR Proposals 1 through 8. 2. Charter Approval Proposal – To consider and vote upon a Proposal to approve the Second Amended and Restated Certificate of Incorporation of LMAO, a copy of which is attached to the proxy statement/prospectus as Annex B. 7. Director Election Proposal – To consider and vote upon a Proposal to elect seven (7) directors as set forth below to serve staggered terms on the Board until the 2023, 2024 and 2025 annual meetings of our stockholders, as applicable, or until their respective successors are duly elected and qualified, or until their earlier death, resignation, retirement or removal. The proposed directors under the Director Election Proposal are: 1. Business Combination Proposal – To consider and vote upon a Proposal to approve the transactions contemplated under the Merger Agreement, dated as of April 21, 2022, by and among LMAO, LMF Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of LMAO and SeaStar Medical, Inc., a Delaware corporation, a copy of which is attached to the proxy statement/ prospectus as Annex A. LMF ACQUISITION OPPORTUNITIES, INC. 3. The Governance Proposals – To consider and vote upon, on a non-binding advisory basis, four separate governance proposals relating to the following material differences between the Existing Charter and the Proposed Charter. 3a. Governance Proposal 3A – ! ! ! For All Withhold All For All Except 3b. Governance Proposal 3B – To change the classification of the Board from two classes of directors with staggered two-year terms to three classes of directors with staggered three-year terms. 3c. Governance Proposal 3C – To require the vote of at least two-thirds (66 and 2/3%) of the outstanding shares of capital stock, voting together as a single class, rather than a simple majority, to remove a director from office. 5. ESPP Proposal – To consider and vote upon a Proposal to approve the LMF Acquisition Opportunities, Inc. 2022 Employee Stock Purchase Plan, a copy of which is to be attached to the proxy statement/prospectus as Annex E. 6. Nasdaq Proposal – To consider and vote upon a Proposal to approve for purposes of complying with Nasdaq Listing Rule 5635, the issuance of shares of Common Stock and securities convertible into or exercisable for Common Stock in the Business Combination, the PIPE Incestment, and the Common Stock Investment. 8. Adjournment Proposal –To consider and vote upon a Proposal to approve the adjournment of the meeting by the chairman thereof to a later date, if necessary. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please indicate if you plan to attend this meeting. 4. Stock Plan Proposal – To consider and vote upon a Proposal to approve the LMF Acquisition Opportunities, Inc. 2022 Omnibus Incentive Plan, a copy of which is to be attached to the proxy statement/prospectus as Annex D. 3d. Governance Proposal 3D – To remove certain provisions related to LMAO’s status as a special purpose acquisition company that will no longer be relevant following the Business Combination. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. For Against Abstain For Against Abstain To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. ! ! ! Class I Nominees: 01) Andres Lobo 02) Rick Barnett Class II Nominees: 03) Bruce Rodgers 04) Richard Russell 05) Allan Collins Class III Nominees: 06) Eric Schlorff 07) Kenneth Van Heel ! ! VOTE BY INTERNET—www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. PRELIMINARY PROXY CARD—SUBJECT TO COMPLETION, DATED SEPTEMBER 21, 2022 VIEW MA SCAN TO TERIALS & VOTE wï To (i) reclassify LMAO’s existing 100,000,000 authorized shares of Class A Common Stock into 100,000,000 authorized shares of Common Stock (after giving effect to the conversion of each outstanding share of Class B Common Stock to Class A Common Stock under the terms of LMAO’s current certificate of incorporation) and (ii) increase the number of shares of preferred stock LMAO is authorized to issue from 1,000,000 shares to 10,000,000 shares.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement is available at www.proxyvote.com D88113-[TBD] LMF ACQUISITION OPPORTUNITIES, INC. Special Meeting of Stockholders October [TBD], 2022 10:00 A.M., Eastern Time This proxy is solicited by the Board of Directors The undersigned hereby appoints Bruce M. Rodgers and Richard Russell, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of LMF ACQUISITION OPPORTUNITIES, INC. that the undersigned is entitled to vote at the Special Meeting of Stockholders to be held at 10:00 A.M., Eastern Time on October [TBD], 2022 at 1200 W. Platt St., Suite 100, Tampa, Florida 33606, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side